EXHIBIT 99.1

Investor Relations:	Media:
Melissa Marsden	Rick Roth
Tel: 303-576-2622	Tel. 303-576-2641
mmarsden@prologis.com	media@prologis.com

PROLOGIS REPORTS FIRST QUARTER RESULTS

ProLogis Property Fund Performance Remains Strong; Corporate Distribution Facilities Business and
Operating Property Performance on Track with Expectations

DENVER — April 23, 2003 — ProLogis (NYSE: PLD), a leading global provider of distribution facilities and services, today reported results for the first quarter ended March 31, 2003. Funds from operations (FFO) for the first quarter were $0.55 per diluted share, down from $0.59 in the prior year. Net earnings per diluted share were $0.21 for the quarter, compared with net earnings per diluted share of $0.31 in the prior year. Results for 2003 reflect the dilution from last year’s sale of the majority of the company’s temperature-controlled businesses and the expected shift in the timing of corporate distribution facilities services (CDFS) dispositions to the second half of 2003 with earnings also being affected by net foreign currency losses.

“Results for the first quarter were in line with expectations due to the steady performance of our CDFS business and growth in FFO and fees from our property funds,” said K. Dane Brooksher, chairman and chief executive officer. “While market conditions in North America remain soft, we did not experience any significant deterioration in operating property performance, and in fact, saw an increase in activity levels and positive net absorption in many of our markets toward the end of the quarter. We continue to enjoy stable occupancies and rental rate growth in most of our markets in Europe and are seeing an increase in the interest level for new distribution space in Japan.”

“While conditions appear to be stabilizing and possibly improving, given the continued delays in decision making related to geopolitical and economic uncertainty, we remain cautious and are more comfortable at the low to middle range of our earlier guidance of $2.37 to $2.50 in FFO per share for the year. As a result, we are lowering the top end of our range to $2.45 per share,” stated Mr. Brooksher. The company added that its earnings per share guidance for the full year is $1.20 to $1.30, excluding the impact of foreign currency translation adjustments.

Customer Demand Continues to Drive CDFS Pipeline

“Our CDFS business continues to benefit from our focus on customers and our ability to deploy capital into the strongest global distribution markets. Despite the overall softening of global economies, companies continue to be focused on improving the efficiency of their distribution networks,” said Irving F. Lyons, III, vice chairman and chief investment officer. During the quarter, the company signed new build-to-suit agreements with Plastech in Atlanta, General Motors in Denver, Springs Window in Reynosa, Mexico, and New Wave Logistics in Frankfurt, Germany.

In Japan, ProLogis recently signed a lease agreement with Yamato Express, the country’s largest parcel delivery company, for over 245,000 square feet, or approximately 43% of the company’s seven-story distribution facility at ProLogis Parc Tokyo. In addition, the company has signed leases or letters of intent representing 72% of the space at ProLogis Parc Narita, a four-story distribution facility totaling 465,000 square feet adjacent to Narita International Airport, primarily with global airfreight companies.

“During the quarter, we completed a total of over $253 million of CDFS dispositions from 16 markets in North America and Europe, 95.5% of which were contributed to ProLogis property funds,” added Mr. Lyons. Since the beginning of the year, ProLogis has signed approximately 3.3 million square feet of new CDFS leases, including over 2.6 million square feet of build-to-suit agreements, some of which are not represented in the company’s total development starts for the first quarter. Given the activity levels seen year to date, the company said it believes it is on track with planned starts of $850 to $950 million in 2003.

Property Funds Enable Efficient Capital Recycling and Enhance Growth

During the quarter, the company grew total assets owned and under management by $337 million from the end of 2002 to over $10.6 billion. This continued expansion contributed to a 41% increase in ProLogis’ share of FFO and related fees earned from ProLogis property funds compared with the first quarter of 2002. “Institutional investor interest in the industrial sector remains strong, enabling us to access new capital to support continued growth in our property funds. This access to capital ensures that we are able to meet our customers’ requirements for new distribution facilities, while helping to sustain high returns on invested capital and grow our platform despite economic weakness,” added Mr. Lyons. During the quarter, Macquarie ProLogis Trust (ASX: MPRCA) successfully completed its secondary equity issuance of $116 million in Australia. This issuance, including related debt, supports an increase of an additional $250 million of properties in ProLogis’ North American Property Fund V.

Additional highlights for the quarter ended March 31, 2003

•	Achieved income from ProLogis’ CDFS activities of $31.3 million for the quarter, with pre-deferral margins of 16.4% and post-deferral margins of 13.4%.

•	Increased ProLogis’ share of FFO from property funds by 35% for the quarter, to $16.8 million from $12.5 million in the first quarter of 2002.

•	Grew fee income from ProLogis property funds for the quarter by 54%, to $9.7 million from $6.3 million in the first quarter of 2002.

•	Experienced a same store net operating income decrease for the quarter of 0.45% (0.34% decrease when straight-lined rents are excluded), an improvement over the decrease of 2.07% (2.08% decrease when straight-lined rents are excluded) in the fourth quarter of 2002.

•	Stabilized leased percentage was down slightly to 90.8% from 91.2% in the fourth quarter of 2002.

•	Net earnings in the first quarter of 2003 were impacted by foreign currency related losses (including ProLogis’ share of net foreign currency losses of its unconsolidated investees) of $14.4 million. For the first quarter of 2002, net earnings included net foreign currency related gains of $3.6 million.

Copies of ProLogis’ first quarter 2003 supplemental information will be available from the company’s web site at http://ir.prologis.com or by request at 800-820-0181. The related conference call will be available via a live web cast on the company’s web site at http://ir.prologis.com at 10:00am EDT on Thursday, April 24, 2003. A replay of the call will be available on the company’s web site or at www.streetevents.com.

ProLogis is a leading provider of distribution facilities and services with 226.7 million square feet (21.1 million square meters) in 1,728 distribution facilities owned, managed and under development in 67 markets in North America, Europe and Japan (excludes temperature-controlled distribution facilities). ProLogis continues to expand the industry’s first and only global network of distribution facilities with the objective of building shareholder value. The company expects to achieve this through the ProLogis Operating System® and its commitment to be ‘The Global Distribution Solution’ for its customers, providing exceptional facilities and services to meet their expansion and reconfiguration needs.

# # #

In addition to historical information, this press release contains forward-looking statements under the federal securities laws. These statements are based on current expectations, estimates and projections about the industry and markets in which

ProLogis operates, management’s beliefs and assumptions made by management. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties which are difficult to predict. Actual operating results may be affected by changes in national and local economic conditions, competitive market conditions, changes in financial markets or interest rates that could adversely affect ProLogis’ ability to meet its financing needs and obligations, weather, obtaining governmental approvals and meeting development schedules, and therefore, may differ materially from what is expressed or forecasted in this press release.

First Quarter 2003

SUPPLEMENTAL INFORMATION
(Unaudited)

Page

OVERVIEW:
Selected Financial Information	1
FINANCIAL STATEMENTS:
Consolidated Statements of Earnings	2
Consolidated Statements of Funds From Operations	3
Consolidated Statements of EBITDA	4
Reconciliation of Net Earnings to Funds From Operations and EBITDA	5
Consolidated Balance Sheets	6
Investments in Unconsolidated Investees	7
Notes to Consolidated Financial Statements	8 & 8a
SELECTED FINANCIAL INFORMATION:
Components of Net Asset Value and Related Comments	9 & 9a
Calculations of Return on Capital and Related Comments	10 & 10a
ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss)	11
ProLogis Property Funds — Balance Sheets	12
Temperature-Controlled Distribution Companies	13
SELECTED STATISTICAL INFORMATION:
Leased and Physical Occupancy Analysis	14
Lease Expirations/Top 25 Customers	15
Leasing Activity/Capital Expenditures	16
Same Store Sales	17
SELECTED INVESTMENT INFORMATION:
Investment Summary	18
CDFS Business Summary	19
Development Summary	20
SELECTED OTHER INFORMATION:
Capital Structure	21
Debt Analysis	22
Target Markets	23

Executive Office Address:
14100 East 35th Place
Aurora, Colorado 80011
(303) 375-9292

ProLogis

First Quarter 2003
Unaudited Financial Results

Selected Financial Information (1)
(in thousands, except per share amounts)

	Three Months Ended
	March 31,

	2003	2002	% Change

Income items:
Net Earnings (see pages 2 and 5):
Net Earnings attributable to Common Shares	$38,705	$54,996	-29.6%
Net Earnings per diluted Common Share	$0.21	$0.31	-32.3%
Funds From Operations (see pages 3 and 5):
Funds From Operations attributable to Common Shares	$100,595	$106,169	-5.3%
Funds From Operations per diluted Common Share	$0.55	$0.59	-6.8%
EBITDA (see pages 4 and 5):
EBITDA	$164,778	$175,890	-6.3%
Distributions per Common Share:
Actual distributions (2)	$0.360	$0.355	1.4%
Actual Common Share distribution payout ratio based on Funds From Operations per basic Common Share	64.3%	59.2%	8.7%

	March 31,	December 31,
	2003	2002	% Change

Total Assets, net of accumulated depreciation (see page 6)	$5,977,253	$5,923,525	0.9%

Total Book Assets (see page 10):
Direct investment	$5,593,204	$5,551,820	0.7%
ProLogis’ share of total book assets of unconsolidated investees	1,760,164	1,711,809	2.8%

Totals	$7,353,368	$7,263,629	1.2%

Market Capitalization (see page 21)	$8,633,211	$8,445,729	2.2%

Assets Owned and Under Management:
Real estate assets owned directly by ProLogis, before depreciation (see page 6)	$5,410,992	$5,395,527	0.3%
Assets owned by ProLogis’ unconsolidated investees:
Real estate assets owned by ProLogis Property Funds, before depreciation (weighted ownership of interest of 29.9%) (see page 12)	4,913,455	4,595,452	6.9%
Real estate assets owned by ProLogis Kingspark Joint Ventures, before depreciation (weighted ownership interest of 50%) (3)	129,019	132,766	-2.8%
Investment in temperature-controlled distribution company (ownership interest in excess of 99%)(see page 13)(4)	185,576	178,658	3.9%

	5,228,050	4,906,876	6.5%

Totals	$10,639,042	$10,302,403	3.3%

Footnote references are to pages 8 and 8a.

Supplemental Information Page 1

ProLogis

First Quarter 2003
Unaudited Financial Results

Consolidated Statements of Earnings (1)
(in thousands, except per share amounts)

			Pro Forma (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,

	2003	2002	2002

Revenues:
Rental income (5)(6)	$115,656	$112,929	$113,527
CDFS income (3)(7)(8)	31,352	35,898	33,953
Income from ProLogis Property Funds (including fees earned by ProLogis)	10,196	14,256	14,313
Income from temperature-controlled distribution companies (9) (see page 13)	2,318	10,676	10,676
Income (loss) from other unconsolidated investees (10)	52	(2,069)	(2,069)
Interest and other income	369	570	663

	159,943	172,260	171,063
Expenses:
Rental expenses, net of recoveries (5)(11)	10,124	7,741	7,763
General and administrative	15,876	12,927	13,647
Depreciation and amortization	41,518	36,231	36,360
Interest (12)	37,254	40,830	36,701
Other	778	821	887

	105,550	98,550	95,358

Earnings from operations	54,393	73,710	75,705
Minority interest	1,283	1,282	1,291

Earnings before net gains (losses) on disposition of non-CDFS assets and net foreign currency exchange expenses/losses	53,110	72,428	74,414
Gains (losses) on disposition of non-CDFS assets, net (7)	383	(153)	(153)
Foreign currency exchange expenses/losses, net (13)	(5,102)	(339)	(1,412)

Earnings before income taxes	48,391	71,936	72,849
Income taxes:
Current income tax expense	509	1,060	1,973
Deferred income tax expense	998	7,701	7,701

Total income taxes	1,507	8,761	9,674

Net Earnings	46,884	63,175	63,175
Less preferred share dividends	8,179	8,179	8,179

Net Earnings Attributable to Common Shares	$38,705	$54,996	$54,996

Weighted average Common Shares outstanding — basic (14)	178,600	176,523	176,523
Weighted average Common Shares outstanding — diluted (15)	181,003	183,182	183,182
Net Earnings per Common Share:
Basic	$0.22	$0.31	$0.31

Diluted (15)	$0.21	$0.31	$0.31

Footnote references are to pages 8 and 8a.

Supplemental Information Page 2

ProLogis

First Quarter 2003
Unaudited Financial Results

Consolidated Statements of Funds From Operations (1)
(in thousands, except per share amounts)

			Pro Forma (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,

	2003	2002	2002

Revenues:
Rental income (5)(6)	$115,656	$112,929	$113,527
Funds From Operations from CDFS business (3)(7)(8)	31,352	36,979	33,986
ProLogis’ share of Funds From Operations of ProLogis Property Funds (see page 11)	16,831	12,467	12,467
Fee income earned from ProLogis Property Funds (see page 11)	9,739	6,330	6,330
ProLogis’ share of Funds From Operations of temperature-controlled distribution companies (9) (see page 13)	3,518	13,532	13,532
Income (loss) from other unconsolidated investees (10)	52	(2,069)	(2,069)
Interest and other income	369	570	663

	177,517	180,738	178,436
Expenses:
Rental expenses, net of recoveries (5)(11)	10,124	7,741	7,763
General and administrative	15,876	12,927	13,647
Depreciation of non-real estate assets	2,083	1,729	1,825
Interest (12)	37,254	40,830	36,701
Foreign currency exchange expenses/losses, net (13)	836	—	—
Current income tax expense	509	1,060	1,973
Other	778	821	888

	67,460	65,108	62,797

Funds From Operations	110,057	115,630	115,639
Less preferred share dividends	8,179	8,179	8,179
Less minority interest	1,283	1,282	1,291

Funds From Operations Attributable to Common Shares	$100,595	$106,169	$106,169

Weighted average Common Shares outstanding — basic (14)	178,600	176,523	176,523
Weighted average Common Shares outstanding — diluted (16)	185,794	183,182	183,182
Funds From Operations per Common Share:
Basic	$0.56	$0.60	$0.60

Diluted (16)	$0.55	$0.59	$0.59

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliation of Net Earnings to Funds From Operations on Page 5.

Funds From Operations Discussion

ProLogis considers Funds From Operations to be a useful supplemental measure of comparative period operating performance and, additionally, a useful supplemental measure to provide management, financial analysts, potential investors and shareholders with an indication of ProLogis’ ability to fund its capital expenditures, its investment activities, its distribution requirements and its other cash needs. Funds From Operations does not represent net earnings or cash from operating activities as computed in accordance with generally accepted accounting principles in the United States (“GAAP”) and is not necessarily indicative of cash available to fund cash needs, which is presented in ProLogis’ Consolidated Statements of Cash Flows that are included in ProLogis’ Annual Report on Form 10-K and Quarterly Reports on Form 10-Q that are filed with the Securities and Exchange Commission. Funds From Operations should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance or as an alternative to Cash Flows from Operating, Investing or Financing Activities as a measure of liquidity or as an indicator of ProLogis’ ability to make cash distributions.

Funds From Operations is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) generally as net earnings (computed in accordance with GAAP), excluding real estate depreciation and amortization, gains and losses from sales of properties, except those gains and losses from sales of properties upon completion or stabilization under pre-sale agreements and after adjustments from unconsolidated investees to reflect their Funds From Operations on the same basis. ProLogis includes the gains and losses resulting from the contribution or sale of its CDFS assets in its computation of Funds From Operations. See note 3 on page 8 for a discussion of ProLogis’ CDFS business segment activities.

Funds From Operations, as used by ProLogis, is modified from the NAREIT definition. ProLogis’ Funds From Operations measure does not include: (i) deferred income tax benefits and deferred income tax expenses of ProLogis’ taxable subsidiaries; (ii) foreign currency exchange gains and losses resulting from certain debt transactions between ProLogis and its foreign consolidated subsidiaries and its foreign unconsolidated investees; (iii) foreign currency exchange gains and losses from the remeasurement (based on current foreign currency exchange rates) of certain third party debt of ProLogis’ foreign consolidated subsidiaries and its foreign unconsolidated investees; and (iv) mark-to-market adjustments associated with derivative financial instruments utilized to manage ProLogis’ foreign currency risks. ProLogis’ adjustments to the NAREIT definition are consistent with the objective of presenting a Funds From Operations measure on a comparable basis between periods and are made to reflect ProLogis’ Funds From Operations on a comparable basis with the other REITs that do not engage in the same types of transactions that give rise to these items.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 3

ProLogis

First Quarter 2003
Unaudited Financial Results

Consolidated Statements of EBITDA (1)
(in thousands)

	Three Months Ended
	March 31,

	2003	2002

Revenues:
Rental income (5)(6)	$115,656	$112,929
EBITDA from CDFS business (3)(7)	34,620	41,996
ProLogis’ share of EBITDA of ProLogis Property Funds (see page 11)	28,927	21,982
Fee income earned from ProLogis Property Funds (see page 11)	9,739	6,330
ProLogis’ share of EBITDA of temperature-controlled distribution companies (9) (see page 13)	4,312	16,923
Income (loss) from other unconsolidated investees (10)	52	(2,069)
Interest and other income	369	570

	193,675	198,661
Expenses:
Rental expenses, net of recoveries (5)(11)	10,124	7,741
General and administrative	15,876	12,927
Foreign currency exchange expenses/losses, net (13)	836	—
Other	778	821

	27,614	21,489

EBITDA before minority interest	166,061	177,172
Less minority interest	1,283	1,282

EBITDA	$164,778	$175,890

See ProLogis’ Consolidated Statements of Earnings on Page 2 and the Reconciliation of Net Earnings to EBITDA on Page 5.

EBITDA Discussion

ProLogis believes that EBITDA (commonly defined as earnings before interest expense, income taxes, depreciation and amortization) is a necessary component in the calculation of Return on Capital performance measures (see page 10). ProLogis provides the calculation of EBITDA for this purpose. ProLogis does use EBITDA as a measure of its comparative period operating performance and EBITDA should not be considered as an alternative to Net Earnings as an indicator of ProLogis’ operating performance or as an alternative to Cash Flows from Operating, Investing or Financing Activities as a measure of liquidity or as an indicator of ProLogis’ ability to make cash distributions.

EBITDA, as used by ProLogis, is defined as Net Earnings (computed in accordance with GAAP) excluding: (i) preferred share dividends; (ii) interest expense; (iii) depreciation and amortization expenses; (iv) income tax expenses and benefits; and (v) the foreign currency exchange gains and losses that are also excluded in computing Funds From Operations under ProLogis’ definition that is presented on page 3. In addition, ProLogis adjusts the gains or losses from the contributions or sales of developed properties recognized as CDFS income to reflect the gains or losses as if no interest cost had been capitalized during the development of the properties (i.e. the gains are larger since capitalized interest is not included in the basis of the asset contributed or sold). EBITDA of ProLogis’ unconsolidated investees is calculated on the same basis as ProLogis.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 4

ProLogis

First Quarter 2003
Unaudited Financial Results

Reconciliation of Net Earnings to Funds From Operations and EBITDA (1)
(in thousands)

			Pro Forma (1)
	Three Months Ended		Three Months Ended
	March 31,		March 31,

	2003	2002	2002

Reconciliation of Net Earnings to Funds From Operations (see pages 2, 3 and 4):
Net Earnings Attributable to Common Shares (see page 2)	$38,705	$54,996	$54,996
Add (Deduct):
Real estate related depreciation and amortization	39,435	34,502	34,535
(Gains) losses on disposition of non-CDFS assets, net	(383)	153	153
Foreign currency exchange expenses/losses, net (13)	4,266	339	1,411
Deferred income tax expense	998	7,701	7,701
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 11):
Real estate related depreciation and amortization	7,790	5,993	5,993
Other amortization items (18)	(953)	(419)	(476)
Gains on disposition of non-CDFS assets, net	—	(796)	(796)
Foreign currency exchange (gains) expenses/losses, net (13)	9,397	(237)	(237)
Deferred income tax expense	140	—	—

Total ProLogis Property Funds	16,374	4,541	4,484
ProLogis Kingspark (1)(3):
Real estate related depreciation and amortization	—	(25)	—
Foreign currency exchange expenses/losses, net (13)	—	1,072	—
Deferred income tax expense	—	34	—

Total ProLogis Kingspark	—	1,081	—
ProLogis Kingspark Joint Ventures (3):
Deferred income tax expense	—	—	33

Total ProLogis Kingspark Joint Ventures	—	—	33
Temperature-controlled distribution companies (see page 13):
Real estate related depreciation and amortization	1,650	3,330	3,330
Losses on disposition of non-CDFS assets, net	—	593	593
Foreign currency exchange gains, net (13)	(53)	(4,765)	(4,765)
Deferred income tax (benefit) expense	(397)	3,698	3,698

Total temperature-controlled distribution companies	1,200	2,856	2,856

Funds From Operations Attributable to Common Shares (see pages 2 and 3)	$100,595	$106,169	$106,169

Reconciliation of Funds From Operations to EBITDA (see pages 2, 3 and 4):
Funds From Operations Attributable to Common Shares (see pages 2 and 3)	$100,595	$106,169
Add (Deduct):
Interest expense	37,254	40,830
Depreciation of non-real estate assets	2,083	1,729
Current income tax expense	509	1,060
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	2,524	7,283
Preferred share dividends	8,179	8,179
ProLogis’ share of reconciling items from unconsolidated investees (17):
ProLogis Property Funds (see page 11):
Interest expense	11,469	8,816
Current income tax expense	440	226
Other amortization items (18)	188	473

Total ProLogis Property Funds	12,097	9,515
ProLogis Kingspark:
Interest expense (19)	—	(4,119)
Depreciation of non-real estate assets	—	96
Current income tax expense	—	878
Adjustment to CDFS gains for interest capitalized to disposed assets (see page 4)	—	879

Total ProLogis Kingspark	—	(2,266)
ProLogis Kingspark Joint Ventures (3):
Interest expense	615	—
Current income tax expense	129	—

Total ProLogis Kingspark Joint Ventures	744	—
Temperature-controlled distribution companies (see page 13):
Interest expense	13	1,771
Depreciation of non-real estate assets	709	1,491
Current income tax expense	72	129

Total temperature-controlled distribution companies	794	3,391

EBITDA (see pages 2 and 4)	$164,778	$175,890

See ProLogis’ Consolidated Statements of Earnings on Page 2.

Footnote references are to pages 8 and 8a.

Supplemental Information Page 5

ProLogis

First Quarter 2003
Unaudited Financial Results

Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2003	2002

Assets:
Investments in real estate assets:
Operating properties	$4,647,133	$4,567,874
Properties under development (including cost of land)	312,267	377,384
Land held for development	382,842	386,820
Other investments (20)	68,750	63,449

	5,410,992	5,395,527
Less accumulated depreciation	744,242	712,319

Net investments in real estate assets	4,666,750	4,683,208
Investments in unconsolidated investees:
Investment in ProLogis Property Funds	658,808	593,479
Investment in ProLogis Kingspark Joint Ventures (3)	43,955	45,183
Investment in temperature-controlled distribution company	185,299	178,459
Investment in other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	890,548	821,431
Cash and cash equivalents	111,996	110,809
Accounts and notes receivable	46,427	39,329
Other assets	261,532	268,748

Total assets	$5,977,253	$5,923,525

Liabilities and Shareholders’ Equity:
Liabilities:
Lines of credit	$394,335	$545,906
Senior unsecured notes	1,910,844	1,630,094
Mortgage notes and other secured debt	523,123	555,978
Construction costs payable	17,582	27,880
Interest payable	44,116	38,454
Distributions and dividends payable	729	729
Accounts payable and accrued expenses	83,409	115,628
Other liabilities	91,907	79,902

Total liabilities	3,066,045	2,994,571

Minority interest	39,739	42,467
Shareholders’ equity:
Series C preferred shares at stated liquidation preference of $50.00 per share	100,000	100,000
Series D preferred shares at stated liquidation preference of $25.00 per share	250,000	250,000
Series E preferred shares at stated liquidation preference of $25.00 per share	50,000	50,000
Common Shares at $.01 par value	1,787	1,781
Additional paid-in capital	3,024,170	3,016,889
Accumulated other comprehensive income	50,586	47,264
Distributions in excess of Net Earnings	(605,074)	(579,447)

Total shareholders’ equity	2,871,469	2,886,487

Total liabilities and shareholders’ equity	$5,977,253	$5,923,525

Footnote references are to pages 8 and 8a.

Supplemental Information Page 6

ProLogis

First Quarter 2003
Unaudited Financial Results

Investments in Unconsolidated Investees
(in thousands)

	March 31,	December 31,
	2003	2002

ProLogis Property Funds (see page 12)(A):
ProLogis European Properties Fund	$365,060	$374,365
ProLogis California LLC	118,092	118,790
ProLogis North American Properties Fund I	45,432	46,175
ProLogis North American Properties Fund II	6,592	7,070
ProLogis North American Properties Fund III	5,680	5,666
ProLogis North American Properties Fund IV	3,896	3,730
ProLogis North American Properties Fund V	109,893	34,287
ProLogis Japan Properties Fund	4,163	3,396

Total investment in Property Funds	658,808	593,479
CDFS company—ProLogis Kingspark Joint Ventures (3)	43,955	45,183
Temperature-controlled distribution company—Frigoscandia (see page 13)	185,299	178,459
Other unconsolidated investees	2,486	4,310

Total investments in unconsolidated investees	$890,548	$821,431

COMMENT

(A)	The gross amounts deferred for all contributions made by ProLogis to Property Funds to date (before subsequent amortization) as of March 31, 2003 are presented below (in thousands). See note 7 on page 8.

	Gross Amounts Deferred

	CDFS	Non-CDFS
	Transactions	Transactions	Total

ProLogis European Properties Fund	$76,669	$9,421	$86,090
ProLogis California LLC	5,262	26,129	31,391
ProLogis North American Properties Fund I	8,285	868	9,153
ProLogis North American Properties Fund II	7,373	—	7,373
ProLogis North American Properties Fund III	5,662	337	5,999
ProLogis North American Properties Fund IV	3,823	809	4,632
ProLogis North American Properties Fund V	12,997	239	13,236
ProLogis Japan Properties Fund	1,546	—	1,546

Totals	$121,617	$37,803	$159,420

Footnote references are to page 8 and 8a.

Supplemental Information Page 7

ProLogis

First Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements

(1)	As of July 1, 2002, ProLogis acquired the minority ownership interests in ProLogis Kingspark and related companies (see note 3) and from that date has owned 100% of these entities. Accordingly, ProLogis began presenting its investment in ProLogis Kingspark and related companies on a consolidated basis as of that date. In accordance with GAAP, this change in reporting method does not result in a restatement of previous periods. Accordingly, a Statement of Earnings on a pro forma basis and a Statement of Funds From Operations on a pro forma basis for the three months ended March 31, 2002 are presented on pages 2 and 3, respectively. This pro forma financial information is presented to reflect ProLogis Kingspark as if it were consolidated for all periods presented to allow for comparability between periods presented.

(2)	In December 2002, ProLogis’ Board of Trustees set a distribution rate for 2003 of $1.44 per Common Share. The amount of the distribution may be adjusted at the discretion of the Board during the year.

(3)	The corporate distribution facilities services (“CDFS business”) segment represents the development of distribution properties with the intent to contribute the properties to a ProLogis Property Fund in which ProLogis has an ownership interest and acts as manager or to sell the property to a third party and the acquisition and rehabilitation or acquisition and repositioning of distribution properties with the intent to contribute the properties to a ProLogis Property Fund. Also, this segment includes fees earned for development activities on behalf of customers or third parties and gains or losses from the disposition of land parcels that no longer fit into ProLogis’ development plans. ProLogis Kingspark, which has been presented on a consolidated basis in ProLogis’ financial statements since July 1, 2002 (see note 1), performs the CDFS activities in the United Kingdom. ProLogis Kingspark has invested in certain joint ventures that also perform CDFS activities. While ProLogis’ investment in ProLogis Kingspark was presented under the equity method, the ProLogis Kingspark Joint Ventures, that were accounted for under the equity method by ProLogis Kingspark, were not separately presented in ProLogis’ financial statements. All CDFS activities outside the United Kingdom are performed by ProLogis or one of its consolidated subsidiaries.

(4)	Represents ProLogis’ investment in Frigoscandia, a European temperature-controlled distribution company, operating primarily in France and the United Kingdom. The operating assets located in the United Kingdom are currently classified as “held for sale”. See note 9 and page 13.

(5)	Represents rental income earned and rental expenses incurred while ProLogis owns a property directly. Rental expenses include ProLogis’ direct expenses associated with its management of the Property Funds’ operations. For properties that have been contributed to a ProLogis Property Fund, ProLogis recognizes its share of the total operations of the Property Fund under the equity method.

(6)	Amounts include straight-lined rents of $2,054,000 and $1,352,000 for the three months ended March 31, 2003 and 2002, respectively.

(7)	When ProLogis contributes properties to a ProLogis Property Fund in which it has an ownership interest, ProLogis does not recognize a portion of the gain resulting from the contribution based on its ownership interest in the Property Fund acquiring the property. ProLogis defers this portion of the gain by recognizing a reduction to its investment in the respective Property Fund. ProLogis adjusts its proportionate share of the earnings or losses that it recognizes under the equity method from the Property Funds in later periods to reflect the Property Fund’s depreciation expense as if it were computed on ProLogis’ lower basis in the real estate assets that were acquired from ProLogis. See page 7.

(8)	CDFS income (defined in note 3) does not include amounts deferred of $6,512,000 and $7,710,000 for the three months ended March 31, 2003 and 2002, respectively. See note 7.

(9)	Since June 2001, substantial portions of the operating assets of Frigoscandia (the European company that operates in this segment) were sold. Also, substantially all of the operating assets of CSI (the United States company that operated in this segment) were sold in October 2002. ProLogis no longer operates in this business segment in the United States. See page 13.

(10)	In 2003, includes a $5,000 loss and income of $57,000 representing ProLogis’ proportionate shares of the net loss of Insight, Inc. and the net earnings of ProLogis Equipment Services LLC, respectively, recognized under the equity method. ProLogis Equipment Services sold substantially all of its assets in September 2002 and is expected to be fully liquidated in 2003.

In 2002, includes a $2,073,000 loss representing ProLogis’ proportionate share of the net loss of a technology related investee. This investee recognized an impairment charge related to the write-down of its remaining investment in Vizional Technologies in the first quarter of 2002 and $4,000 of income from ProLogis’ investment in Insight, Inc.

(11)	Amounts are net of rental expense recoveries of $26,466,000 and $23,628,000 for the three months ended March 31, 2003 and 2002, respectively.

(12)	Includes amortization of loan fees of $1,627,000 and $1,409,000 for the three months ended March 31, 2003 and 2002, respectively. Excludes interest that has been capitalized related to development activities of $10,535,000 and $5,489,000 for the three months ended March 31, 2003 and 2002, respectively. See note 19 on page 8a.

(13)	Under GAAP, foreign currency exchange gains and losses are recognized to the extent these items result from: (i) transactions that are settled in a currency other than the reporting company’s functional currency; (ii) certain debt transactions between ProLogis and its foreign consolidated subsidiaries and foreign unconsolidated investees (depending on the type of loan, the currency in which the loan is denominated and the form of ProLogis’ investment); (iii) remeasurement and settlement of certain third party debt of ProLogis’ foreign consolidated subsidiaries (depending on the currency in which the loan is denominated); (iv) the settlement of derivative financial instruments utilized to manage foreign currency risks; and (v) mark-to-market adjustments related to derivative financial instruments utilized to manage foreign currency risks. ProLogis excludes certain of these foreign currency exchange gains and losses from Funds From Operations and EBITDA. See pages 2, 3 and 4.

(14)	During the period from January 11, 2001 to March 31, 2003, ProLogis has repurchased 5,571,100 Common Shares at an average cost of $23.50 per share (aggregate cost of $130.9 million, net of expenses). ProLogis has been repurchasing these Common Shares under a program that provides for up to $215.0 million of Common Share repurchases.

Notes are continued on Page 8a.

Supplemental Information Page 8

ProLogis

First Quarter 2003
Unaudited Financial Results

Notes to Consolidated Financial Statements (Continued)

(15)	Net Earnings per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended
	March 31,

	2003	2002

Basic Net Earnings attributable to Common Shares	$38,705	$54,996
Minority interest	—	1,282

Diluted Net Earnings attributable to Common Shares	$38,705	$56,278

Weighted average Common Shares outstanding — Basic	178,600	176,523
Weighted average conversion of limited partnership units (a)	—	5,063
Incremental effect of potentially dilutive instruments (b)	2,403	1,596

Weighted average Common Shares outstanding — Diluted	181,003	183,182

Diluted Net Earnings per Common Share	$0.21	$0.31

(a) For the three months ended March 31, 2003, weighted average limited partnership units of 4,791,000 were not included in the calculation of diluted net earnings per Common Share as the effect, on an as-converted basis, was antidilutive.

(b) Total weighted average potentially dilutive instruments outstanding were 10,962,000 and 10,665,000 for the three months ended March 31, 2003 and 2002, respectively.

(16)	Funds From Operations per Common Share calculated on a diluted basis is as follows for the periods indicated (in thousands, except per share amounts):

	Three Months Ended
	March 31,

	2003	2002

Basic Funds From Operations attributable to Common Shares	$100,595	$106,169
Minority interest	1,283	1,282

Diluted Funds From Operations attributable to Common Shares	$101,878	$107,451

Weighted average Common Shares outstanding — Basic	178,600	176,523
Weighted average conversion of limited partnership units	4,791	5,063
Incremental effect of potentially dilutive instruments (a)	2,403	1,596

Weighted average Common Shares outstanding — Diluted	185,794	183,182

Diluted Funds From Operations per Common Share	$0.55	$0.59

(a) Total weighted average potentially dilutive instruments outstanding were 10,962,000 and 10,665,000 for the three months ended March 31, 2003 and 2002, respectively.

(17)	ProLogis reports its investments in the ProLogis Property Funds, the ProLogis Kingspark Joint Ventures and its temperature-controlled distribution companies under the equity method. Until July 1, 2002, ProLogis accounted for its investment in ProLogis Kingspark under the equity method. For purposes of calculating Funds From Operations and EBITDA, ProLogis adjusts the Net Earnings of each of these investees on the same basis as the definitions used by ProLogis that are presented on pages 3 and 4.

(18)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was deferred at contribution. See note 7.

(19)	While accounted for under the equity method, ProLogis Kingspark computed capitalized interest based on its separate company overall borrowing rate (including intercompany and third party debt rates). When ProLogis’ share of ProLogis Kingspark’s earnings is presented in ProLogis’ financial statements, capitalized interest is computed based on ProLogis’ overall borrowing rate. As ProLogis’ overall borrowing rate is greater than ProLogis Kingspark’s separate company borrowing rate, an additional amount of capitalized interest is recognized when ProLogis Kingspark is consolidated with ProLogis. Depending on the amount of interest cost incurred by ProLogis Kingspark during the period and the amount of ProLogis Kingspark’s development expenditures during the period, the adjustment for the difference in overall borrowing rates can result in a negative interest expense balance attributable to ProLogis Kingspark.

(20)	Other investments include: (i) restricted funds that are held in escrow pending the completion of tax-deferred exchange transactions; (ii) earnest money deposits associated with potential acquisitions; (iii) costs incurred during the pre-acquisition due diligence process; and (iv) costs incurred during the pre-construction phase related to future development projects.

Supplemental Information Page 8a

ProLogis

First Quarter 2003
Unaudited Financial Results

Components of Net Asset Value (A)
(in thousands)

Income Items

	1Q 2003	ProLogis’		Annualized
	Pro Forma	Ownership		Pro Forma
	NOI (B)	Interest		NOI—Pro Rata

Direct ownership properties (B)	$104,171	100.0%	X 4	$416,684

ProLogis Property Funds other than ProLogis European Properties Fund (B):
ProLogis California LLC	$14,151	50.0%	X 4	$28,302
ProLogis North American Property Fund I	8,799	41.3%	X 4	14,536
ProLogis North American Property Fund II	4,869	20.0%	X 4	3,895
ProLogis North American Property Fund III	4,544	20.0%	X 4	3,635
ProLogis North American Property Fund IV	3,432	20.0%	X 4	2,746
ProLogis North American Property Fund V	15,745	14.5%	X 4	9,132
ProLogis Japan Properties Fund	1,097	20.0%	X 4	878

				$63,124

		1Q 2003 Actual		Annualized Fees

Fee income (includes all ProLogis Property Funds) (see page 11)		$9,739	X 4	$38,956

				Actual 12 mos.
		1Q 2003 Actual		ended 03/31/03

Income from CDFS business:
Funds From Operations from CDFS business (see page 3) (C)		$31,352		$145,426
Gains that have been deferred and not recognized in Funds From Operations (see notes 7 and 8 on page 8) (C)		6,512		42,324

		$37,864		$187,750

Balance Sheet Items

Investment in ProLogis European Properties Fund (D)				$512,721

Investments in unconsolidated investees other than ProLogis Property Funds (see page 6):
ProLogis Kingspark Joint Ventures				$43,955
Temperature-controlled distribution company (see page 13)				185,299
Other unconsolidated investees				2,486

Total investments in unconsolidated investees other than ProLogis Property Funds				$231,740

Investments in land and development projects (see page 6):
Development projects in process (see page 20)				$312,267
Land held for development (see page 18)				382,842

Total investments in land and development projects				$695,109

Other assets:
Cash and cash equivalents (see page 6)				$111,996
Restricted funds (E)				5,796
Other tangible assets (F)				181,498
Accounts and notes receivable (see page 6)				46,427
ProLogis’ share of other tangible assets of ProLogis Property Funds (G)(H)				11,013

Total other assets				$356,730

Liabilities and preferred equity:
ProLogis’ total liabilities (see page 6)				$(3,066,045)
ProLogis’ share of third party debt of ProLogis Property Funds (see page 12) (H)				(382,572)
ProLogis’ share of other third party liabilities of ProLogis Property Funds (H)				(9,116)

Total liabilities				(3,457,733)
Preferred shares (see page 6)				(400,000)

Total liabilities and preferred equity				$(3,857,733)

See ProLogis’ Consolidated Balance Sheets on Page 6.

Net Asset Value Discussion

ProLogis considers Net Asset Value to be a useful tool for management, financial analysts, potential investors and shareholders to estimate the value of common shareholder equity. The assessment of the value of a particular segment of ProLogis’ business is subjective in that it will involve estimates and can be performed using various methods. Therefore, ProLogis has presented the financial results and investments related to each segment that it believes are important in calculating its Net Asset Value and has not presented any specific methodology nor provided any guidance on the assumptions or estimates that should be used in the calculation.

Comments are on page 9a.

Supplemental Information Page 9

ProLogis

First Quarter 2003
Unaudited Financial Results

Comments to Components of Net Asset Value Presentation
(in thousands)

Comments relate to Page 9.

COMMENTS

(A)	The components of Net Asset Value provided do not consider the future incentive management fees which can be earned from ProLogis Property Funds, the potential growth in rental and fee income streams or the franchise value associated with ProLogis’ global platform and the ProLogis Operating System®.

(B)	Pro forma net operating income (“NOI”) for properties that were stabilized for the entire period represents: (i) rental income as computed under GAAP for each applicable property as adjusted to exclude the amount of straight-lined rents and net termination fees recognized during the period less (ii) rental expenses, net of amounts recovered from customers, as computed under GAAP for each applicable property as adjusted to exclude the amount of miscellaneous fees paid to ProLogis that have been recognized as rental expenses by the ProLogis Property Funds. For those properties that were not stabilized for the entire period, pro forma NOI for the quarter is computed for each property by applying the property’s projected yield at the time the property was developed or acquired to the gross book basis of the property at March 31, 2003. A reconciliation of rental income and net rental expenses computed under GAAP to pro forma NOI for purposes of the Net Asset Value calculation for each entity that owns properties for the three months ended March 31, 2003 follows (amounts in thousands). Because ProLogis’ investment in ProLogis European Properties Fund is subject to periodic third party valuations, separate calculations of value using pro forma NOI are not necessary.

			ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
		ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
		California	Properties	Properties	Properties	Properties	Properties	Properties
	ProLogis	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund

Rental income computed under GAAP (see pages 2 and 11)	$115,656	$17,546	$11,161	$6,552	$6,135	$4,246	$14,708	$1,138
Straight-lined rents (a)	(2,054)	(523)	(222)	(183)	(223)	(134)	(821)	(41)
Net termination fees (b)	(3,924)	—	(31)	(1)	—	—	—	—

Adjusted rental income	109,678	17,023	10,908	6,368	5,912	4,112	13,887	1,097

Rental expenses, net of recoveries, computed under GAAP (see pages 2 and 11)	(10,124)	(3,039)	(2,222)	(1,552)	(1,440)	(717)	(2,787)	—
Miscellaneous fees paid to ProLogis (c)	—	167	113	53	72	37	97	—

Adjusted rental expense, net of recoveries	(10,124)	(2,872)	(2,109)	(1,499)	(1,368)	(680)	(2,690)	—

Adjusted NOI from stabilized properties	99,554	14,151	8,799	4,869	4,544	3,432	11,197	1,097
Other adjustments (d)	4,617	—	—	—	—	—	4,548	—

Pro Forma NOI	$104,171	$14,151	$8,799	$4,869	$4,544	$3,432	$15,745	$1,097

(a)	Straight-lined rents are removed from rental expenses computed under GAAP to allow for the calculation of a cash yield which is common in Net Asset Value calculations.

(b)	Net termination fees includes the gross fee negotiated at the time a customer is allowed to terminate its lease agreement, if such termination can be successfully negotiated, offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees allows for the calculation to include only rental income that is indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

(c)	These expenses are removed because they represent costs that are specific to the ownership structures of the ProLogis Property Funds and are not necessarily indicative of rental expenses which would be incurred under other structures.

(d)	This adjustment removes the NOI generated by properties that were not stabilized for the entire period presented and replaces it with the projected NOI for that property computed under the assumption that the property had been stabilized for the entire period. ProLogis generally defines a property as stabilized when it has reached a 93% occupancy level. See further discussion above.

(C)	For comparability, the amount presented for the twelve months ended March 31, 2003 assumes that ProLogis’ investment in ProLogis Kingspark was consolidated in ProLogis’ financial statements for that entire period (see notes 1 and 3 on page 8).

(D)	As of March 31, 2003, the Net Asset Value of ProLogis European Properties Fund was as follows (in thousands except per unit amounts):

ProLogis’ equity units as of March 31, 2003	44,056
Net Asset Value per unit as of December 31, 2002 in euros (aa)	10.40

Total Net Asset Value as of March 31, 2003 in euros	458,182
Euro to U.S. dollar exchange rate as of March 31, 2003	1.0895

Total Net Asset Value as of March 31, 2003	$499,189
ProLogis’ share of Funds From Operations since December 31, 2002 (bb)	8,409
Net amounts owed to ProLogis	5,123

Total net asset value as of March 31, 2002	$512,721

(aa)	The independent third party valuation for December 31, 2002 that was scheduled to be received by ProLogis European Properties Fund was deferred until March 31, 2003 to coincide with ProLogis European Properties Fund’s private equity raising efforts. The valuation as of December 31, 2002 used for this presentation was internally generated using a valuation model substantially the same as that utilized by ProLogis European Properties Fund’s independent appraisers.

(bb)	Represents ProLogis’ share of undistributed Funds From Operations of ProLogis European Properties Fund since the last net asset valuation (December 31, 2002) excluding management fee income which is paid to ProLogis on a current basis.

(E)	Represents the average cash balance from tax-deferred exchanges of real estate held in escrow during the quarter. Cash held in escrow is part of “Investments in real estate assets” in ProLogis’ Consolidated Balance Sheet and is included in the “Other investments” line item. See note 20 on page 8a.

(F)	Includes deposits, prepaid assets and other tangible assets.

(G)	Amounts include cash, deposits, prepaid assets and other tangible assets.

(H)	Excludes ProLogis European Properties Fund. See comment D.

Supplemental Information Page 9a

ProLogis

First Quarter 2003
Unaudited Financial Results

Calculations of Return on Capital (A)
(in thousands)

	First Quarter	Full Year
	2003	2002

EBITDA:
EBITDA (see page 4 and note 17 on page 8a)	$164,778	$717,220
Gains that have been deferred and not recognized in EBITDA (B)	7,118	52,502

	$171,896	$769,722

	March 31,	Averages	December 31,	September 30,	June 30,	March 31,	December 31,
	2003	for 2002	2002	2002	2002	2002	2001

Total Book Assets (C):
Direct investment:
ProLogis’ direct investment in real estate assets, before depreciation (see page 6) (D)	$5,410,992	$4,803,641	$5,395,527	$5,021,310	$4,515,556	$4,497,621	$4,588,193
ProLogis’ direct other assets, net of direct other liabilities (see page 6) (E)	182,212	67,963	156,293	91,699	52,884	63,019	(24,079)

	5,593,204	4,871,604	5,551,820	5,113,009	4,568,440	4,560,640	4,564,114
ProLogis share of Total Book Assets of unconsolidated investees:
ProLogis Property Funds (see page 12) (F)	1,490,450	1,257,225	1,440,145	1,324,124	1,285,189	1,149,314	1,087,352
Investment in ProLogis Kingspark (see note 1 on page 8) (G)	—	318,227	—	—	541,472	549,652	500,011
Investment in ProLogis Kingspark Joint Ventures (see page 6 and note 3 on page 8) (G)	81,652	36,067	88,696	91,639	—	—	—
Investment in temperature-controlled distribution companies (see pages 6 and 13) (G)	185,576	434,421	178,658	457,419	481,003	476,063	578,962
Investment in other unconsolidated investees (see page 6) (D)	2,486	4,730	4,310	4,784	4,163	4,162	6,232

	1,760,164	2,050,670	1,711,809	1,877,966	2,311,827	2,179,191	2,172,557

Total Book Assets (including ProLogis’ share of Total Book Assets of unconsolidated investees)	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671

Total Book Equity Attributable to Common Shareholders (C):
Total Book Assets (C)	$7,353,368	$6,922,274	$7,263,629	$6,990,975	$6,880,267	$6,739,831	$6,736,671
Less: minority interest (D)	(39,739)	(43,978)	(42,467)	(42,973)	(43,755)	(45,058)	(45,639)
Less: third party debt (D)	(2,828,302)	(2,577,358)	(2,731,978)	(2,551,171)	(2,520,438)	(2,504,861)	(2,578,340)
Less: third party debt of unconsolidated investees (see page 21)	(749,133)	(713,846)	(708,685)	(729,869)	(721,380)	(650,238)	(759,056)
Less: preferred shares (D)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)	(400,000)

Total Book Equity Attributable to Common Shareholders (including ProLogis’ share of Total Book Equity of unconsolidated investees)	$3,336,194	$3,187,092	$3,380,499	$3,266,962	$3,194,694	$3,139,674	$2,953,636

Return on Assets for 2002 (H):
Average Book Assets for 2002		$6,922,274
Less: average direct other assets, net of direct other liabilities		(67,963)
Less: minority interest (D)		(43,978)

		6,810,333

Adjusted EBITDA for the full year 2002		769,722

Return on Assets for 2002 (H)		11.30%

Return on Common Equity for 2002 (I):
Average Book Equity Attributable to Common Shareholders for 2002 (C)		$3,187,092
Less: average direct other assets, net of direct other liabilities		(67,963)

		3,119,129

Funds From Operations Attributable to Common Shares for the full year 2002		$435,967
Add back: deferred gains computed on a Funds From Operations basis (B)		43,522
Add back: non-real estate depreciation and amortization (see pages 3 and 5)		7,842
Add back: non-real estate depreciation and amortization of temperature-controlled distribution companies (see pages 3, 5 and 13)		5,648

Funds From Operations, as adjusted		$492,979

Return on Equity Attributable to Common Shareholders for 2002 (I)		15.81%

Comments are on page 10a.

Supplemental Information Page 10

ProLogis

First Quarter 2003
Unaudited Financial Results

Comments to Calculations of Return on Capital Presentation
(in thousands)

Comments relate to Page 10.

COMMENTS

(A)	Return on Capital measures are commonly used by management, financial analysts, potential investors and shareholders to assess financial returns. ProLogis believes that Return on Assets is useful in assessing the financial returns resulting from capital deployment decisions and for evaluating options, as well as for comparing returns for alternative investment decisions. ProLogis believes that Return on Equity Attributable to Common Shareholders is useful in assessing the financial returns attributable to holders of common equity resulting from capital deployment and capital structuring decisions and evaluating options, as well as for comparing returns for alternative investment decisions. See comments H and I.

(B)	The amount for the first quarter of 2003 represents the actual deferred gains for the quarter of $6,512,000 (see note 8 on page 8) plus an additional $606,000 representing the amount that would be deferred based on the calculation of CDFS gains under the EBITDA definition presented on page 4 for the quarter. The amount for the full year 2002 represents the actual deferred gains for the year of $43,522,000 plus an additional $8,980,000 representing the amount that would be deferred based on the calculation of CDFS gains under the EBITDA definition presented on page 4 for the year.

(C)	ProLogis’ use of the term “Book Assets” refers to its undepreciated asset base. ProLogis’ use of the term “book equity” refers to the equity of the company with the assets presented on an undepreciated basis.

(D)	Represents ProLogis’ recorded balance sheet amount as of the applicable date.

(E)	Other assets includes all assets other than real estate and investments in unconsolidated investees and other liabilities includes all liabilities other than third party debt.

(F)	Represents ProLogis’ share of the total assets, before depreciation, net of other liabilities of each entity.

(G)	Represents ProLogis’ balance sheet investment in the entity plus ProLogis’ share of the entity’s third party debt, if any.

(H)	Return on Assets measures EBITDA, generated by operations and as defined by ProLogis on page 4, against the original capital invested that has generated this EBITDA. ProLogis believes that this EBITDA measure most accurately measures the direct financial return resulting from its capital decisions without including the impacts that financing and capital structure choices would have on the return calculation.

(I)	Return on Equity Attributable to Common Shareholders measures Funds From Operations as defined by ProLogis on page 3 and as further adjusted to remove all depreciation and amortization amounts and to reflect gains on contributions and sales of properties at their gross amount prior to any deferrals (see note 7 on page 8) against the invested shareholder capital to which the Funds From Operations generated is attributable. ProLogis believes that this Funds From Operations measure most accurately measures the return related to the capital invested in common equity.

Supplemental Information Page 10a

ProLogis

First Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — EBITDA, Funds From Operations and Net Earnings (Loss) (A)
(in thousands)

ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan	ProLogis’
Properties	California	Properties	Properties	Properties	Properties	Properties	Properties	Share of the
Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total	Property Funds

For the Three Months Ended March 31, 2003 (B)

EBITDA, Funds From Operations and Net Earnings of each Property Fund (A):
Rental revenues	$53,154	$17,546	$11,161	$6,552	$6,135	$4,246	$14,708	$1,138	$114,640	$35,094
Rental expense:
Property management fees paid to ProLogis (C)	(773)	(595)	(340)	(206)	(242)	(114)	(415)	—	(2,685)	(846)
Other	(876)	(2,444)	(1,882)	(1,346)	(1,198)	(603)	(2,372)	—	(10,721)	(3,269)

Net operating income from properties	51,505	14,507	8,939	5,000	4,695	3,529	11,921	1,138	101,234	30,979

Other income (expense)	(889)	(14)	(48)	8	(25)	(18)	266	(28)	(748)	(260)
Asset management and other fees paid to ProLogis (C)	(4,436)	—	(160)	(295)	(261)	(180)	(46)	(81)	(5,459)	(1,550)

EBITDA of the Property Fund (D)	46,180	14,493	8,731	4,713	4,409	3,331	12,141	1,029	95,027	29,169
Current income tax benefit (expense)	(1,344)	(12)	(28)	(3)	1	(11)	(139)	—	(1,536)	(440)
Third party interest expense	(16,427)	(5,313)	(4,489)	(2,837)	(2,711)	(1,771)	(3,722)	(169)	(37,439)	(11,469)

Funds From Operations of the Property Fund (E)	28,409	9,168	4,214	1,873	1,699	1,549	8,280	860	56,052	17,260
Real estate related depreciation and amortization	(11,983)	(4,167)	(2,419)	(1,252)	(1,138)	(776)	(3,129)	(121)	(24,985)	(7,790)
Gain (loss) on disposition of non-CDFS assets, net	—	—	—	—	—	—	—	—	—	—
Foreign currency exchange gains (losses), net	(31,746)	—	—	—	—	—	—	—	(31,746)	(9,397)
Deferred income tax benefit (expense)	(475)	—	—	—	—	—	—	—	(475)	(140)

Net Earnings (Loss) of the Property Fund (F)	$(15,795)	$5,001	$1,795	$621	$561	$773	$5,151	$739	$(1,154)	$(66)

ProLogis’ share of EBITDA, Funds From Operations and Net Earnings of each Property Fund recognized under the equity method (see page 5):
ProLogis’ average ownership interest for the three-month period	29.6%	50.0%	41.3%	20.0%	20.0%	20.0%	16.1%	20.0%	30.8%	(G)

ProLogis’ share of the Property Fund’s EBITDA	13,669	7,247	3,606	943	882	666	1,951	206	29,169
Fees paid to ProLogis (H)	5,209	791	515	507	567	294	1,775	81	9,739
Other (I)	—	(70)	(15)	—	(1)	—	(156)	—	(242)

EBITDA recognized by ProLogis (D)	$18,878	$7,968	$4,106	$1,450	$1,448	$960	$3,570	$287	$38,666

ProLogis’ share of the Property Fund’s Funds From Operations	8,409	4,584	1,740	375	340	310	1,331	172	17,260
Fees paid to ProLogis (H)	5,209	791	515	507	567	294	1,775	81	9,739
Other (I)	—	(44)	(45)	(6)	(5)	—	(330)	—	(430)

Funds From Operations recognized by ProLogis	$13,618	$5,331	$2,210	$876	$902	$604	$2,776	$253	$26,570

ProLogis’ share of the Property Fund’s Net Earnings (Loss)	(4,675)	2,501	741	124	112	155	828	148	(66)
Fees paid to ProLogis (H)	5,209	791	515	507	567	294	1,775	81	9,739
Other (I)	420	194	33	47	39	33	(247)	4	523

Net Earnings recognized by ProLogis	$954	$3,486	$1,289	$678	$718	$482	$2,356	$233	$10,196

For the Three Months Ended March 31, 2002 (J)

EBITDA recognized by ProLogis, including fees (D)	$12,395	$7,744	$4,164	$1,577	$1,408	$1,013	$11	$—	$28,312

Funds From Operations recognized by ProLogis, including fees (E)	$8,798	$5,104	$2,352	$1,010	$867	$660	$6	$—	$18,797

Net Earnings recognized by ProLogis, including fees (F)	$6,748	$4,055	$1,444	$797	$675	$531	$6	$—	$14,256

COMMENTS

(A)	See ProLogis’ Consolidated Statements of Earnings at page 2, ProLogis’ Consolidated Statements of Funds From Operations at page 3, ProLogis’ Consolidated Statements of EBITDA at page 4 and the Reconciliation of Net Earnings to Funds From Operations and EBITDA at page 5.

(B)	All entities were operating throughout the entire three month period presented for 2003.

(C)	These fees are paid to ProLogis on a current basis.

(D)	EBITDA is used to calculate Return on Capital measures. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of EBITDA to Net Earnings on page 5. ProLogis’ definition of EBITDA is presented on page 4.

(E)	Funds From Operations is a supplemental performance measure used by ProLogis. See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3 and the Reconciliation of Funds From Operations to Net Earnings on page 5. ProLogis’ definition of Funds From Operations is presented on page 3.

(F)	See ProLogis’ Consolidated Statements of Earnings on page 2.

(G)	The average ownership is weighted based on each entity’s contribution to the total Funds From Operations for the period presented.

(H)	In addition to the property and asset management fees earned by ProLogis and expensed by the Property Funds, ProLogis earns other fees for leasing, development and other activities performed on behalf of the Property Funds. Certain of these fees are capitalized by the Property Funds (primarily leasing and development fees). ProLogis defers an amount of the leasing and development fees earned proportionate to its ownership interest in the Property Fund. The deferred fees are recognized as income by ProLogis by reducing the amount of the capitalized fees that the Property Fund includes in amortization or depreciation expense when ProLogis recognizes its share of the Net Earnings of the Property Fund under the equity method. For Funds From Operations and EBITDA, the deferred fees are not recognized unless the underlying asset is sold by the Property Fund.

(I)	Consists primarily of adjustments to the amounts that ProLogis recognizes under the equity method that are necessary to reduce the original gain that was deferred at contribution. See comment H and note 7 on page 8.

(J)	ProLogis North American Properties Fund V began operations on March 28, 2002 and ProLogis Japan Properties Fund began operations on September 24, 2002. All other entities were operating throughout the entire three month period presented for 2002.

Supplemental Information Page 11

ProLogis

First Quarter 2003
Unaudited Financial Results

ProLogis Property Funds — Balance Sheets
(in thousands)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
Selected Balance Sheet	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
Items of the	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
Property Funds	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

Operating properties, before depreciation	$2,565,244	$621,285	$375,105	$233,865	$207,858	$143,679	$701,462	$64,957	$4,913,455

Other assets, net of other liabilities	$94,263	$9,492	$2,241	$2,413	$2,580	$2,331	$(48,249)	$2,151	$67,222

Total assets, before depreciation, net of other liabilities	$2,659,507	$630,777	$377,346	$236,278	$210,438	$146,010	$653,213	$67,108	$4,980,677

Third party debt	$1,102,642	$289,571	$232,554	$165,000	$150,282	$103,198	$334,000	$48,073	$2,425,320

ProLogis’ ownership interest as of March 31, 2003	29.8%	50.0%	41.3%	20.0%	20.0%	20.0%	14.5%	20.0%	29.9	%(A)

	ProLogis		ProLogis	ProLogis	ProLogis	ProLogis	ProLogis	ProLogis
	European	ProLogis	N.A.	N.A.	N.A.	N.A.	N.A.	Japan
	Properties	California	Properties	Properties	Properties	Properties	Properties	Properties
ProLogis’ Share of the Property Fund Balances	Fund	LLC	Fund I	Fund II	Fund III	Fund IV	Fund V	Fund	Total

ProLogis’ Balance Sheet Investment (see page 7)	$365,060	$118,092	$45,432	$6,592	$5,680	$3,896	$109,893	$4,163	$658,808
Add (deduct):
ProLogis’ share of third-party debt	328,587	144,786	96,045	33,000	30,056	20,640	48,430	9,615	711,159
ProLogis’ share of depreciation and amortization	25,230	23,143	9,171	1,648	1,292	751	1,003	50	62,288
Cumulative deferred gain balance	86,090	31,391	9,153	7,373	5,999	4,632	13,236	1,546	159,420
Other (B)	(12,434)	(2,023)	(3,957)	(1,357)	(939)	(717)	(77,846)	(1,952)	(101,225)

ProLogis’ share of total assets, before depreciation, net of other liabilities	$792,533	$315,389	$155,844	$47,256	$42,088	$29,202	$94,716	$13,422	$1,490,450

COMMENTS

(A)	The average ownership is weighted based on each entity’s contribution to total assets, before depreciation, net of other liabilities.

(B)	Consists primarily of intercompany balances and additional basis in the investment, that have been recorded directly by ProLogis. ProLogis North American Properties Fund V issued a short-term note to ProLogis in the amount of $69,708,000 related to the contribution of properties by ProLogis in March 2003. The note is due on June 30, 2003.

Supplemental Information Page 12

ProLogis

First Quarter 2003
Unaudited Financial Results

Selected Financial Information
Temperature-Controlled Distribution Companies
(in thousands)

	Frigoscandia Balance Sheets
	March 31, 2003	December 31, 2002

Assets:
Plant, property and equipment (A)	$359,207	$355,385
Accumulated depreciation	(220,658)	(217,098)

Net plant, property and equipment	138,549	138,287
Other assets	121,190	121,119

Total assets	$259,739	$259,406

Liabilities:
Third party debt	$278	$199
Other liabilities (including minority interest)	74,162	80,748

Total liabilities	74,440	80,947
Total equity (excluding minority interest)	185,299	178,459

Total liabilities and equity	$259,739	$259,406

Total investment:
ProLogis’ investment (see page 7)	$185,299	$178,459
ProLogis’ share of third party debt	277	199

Total investment	$185,576	$178,658

	EBITDA, Funds From Operations and Net Earnings (B)(C)

	First Quarter 2003	First Quarter 2002

	Frigoscandia	CSI (B)	Frigoscandia	Combined

Operating income	$44,691	$76,921	$53,220	$130,141
Operating expenses	(37,131)	(66,150)	(38,657)	(104,807)
Other, net	503	129	56	185
General and administrative	(3,751)	(4,051)	(4,545)	(8,596)

EBITDA	4,312	6,849	10,074	16,923
Interest expense	(13)	(752)	(1,019)	(1,771)
Non-real estate depreciation and amortization (A)	(709)	—	(1,491)	(1,491)
Current income tax expense (benefit)	(72)	(12)	(117)	(129)

Funds From Operations	3,518	6,085	7,447	13,532
Real estate related depreciation and amortization (A)	(1,650)	—	(3,330)	(3,330)
Loss on the disposition of non-CDFS assets, net	—	—	(593)	(593)
Foreign currency exchange gains, net	53	—	4,765	4,765
Deferred income tax benefit (expense)	397	(2,356)	(1,342)	(3,698)

Net Earnings	$2,318	$3,729	$6,947	$10,676

COMMENTS

(A)	As of December 31, 2002, substantially all of Frigoscandia’s operating assets are located in France (62.4 million cubic feet) and the United Kingdom (41.2 million cubic feet). The operating assets in the United Kingdom have been classified as “held for sale” since December 2002 and, accordingly, have not been depreciated since this classification was made.

(B)	See ProLogis’ Consolidated Statements of Earnings on page 2, ProLogis’ Consolidated Statements of Funds From Operations on page 3, ProLogis’ Consolidated Statements of EBITDA on page 4 and the Reconciliation of Net Earnings to Funds From Operations and EBITDA on page 5.

(C)	Since June 2001, Frigoscandia’s operating assets located in the Czech Republic, Denmark, Finland, Germany, Italy, the Netherlands, Norway, Spain and Sweden have been sold. These operating assets aggregated 73.5 million cubic feet. Also, substantially all of the operating assets of CSI (the United States company in this operating segment) were sold in October 2002. ProLogis no longer operates in this segment in the United States. CSI’s operating assets were classified as “held for sale” for substantially all of 2002 and were not depreciated.

Supplemental Information Page 13

ProLogis

First Quarter 2003
Unaudited Financial Results

Leased and Physical Occupancy Analysis

Stabilized Portfolio — By Region

		% of		03/31/03		12/31/02 (A)
	Square	Total	Current
	Feet	Square Feet	Investment	Leased	Occupied	Leased	Occupied

Direct Investment:
Central Region	32,458,470	15.17%	$1,019,184,793	86.00%	84.93%	87.44%	86.07%
Mid-Atlantic Region	28,505,509	13.32%	1,000,330,407	90.05%	87.67%	89.34%	87.68%
Pacific Region	23,381,697	10.92%	960,948,311	90.01%	89.79%	90.62%	89.67%
Southeast Region	34,971,726	16.34%	1,124,596,700	85.63%	85.07%	88.43%	87.23%
Mexico	2,702,727	1.26%	101,610,926	95.66%	90.85%	90.85%	90.85%
Europe (B)	1,853,708	0.87%	128,328,786	26.76%	26.76%	43.70%	43.70%

Total Direct Investment-Stabilized	123,873,837	57.88%	4,334,999,923	86.91%	85.78%	88.19%	86.92%
ProLogis Property Funds (C):
ProLogis European Properties Fund	38,047,988	17.78%	2,565,243,859	95.20%	94.62%	95.55%	92.54%
ProLogis California LLC	13,017,378	6.09%	621,285,068	95.80%	95.64%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	4.39%	375,105,494	96.56%	96.56%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	2.09%	233,864,741	90.56%	90.56%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	2.05%	207,857,747	97.04%	97.04%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	1.62%	143,679,433	96.30%	96.30%	96.75%	96.52%
ProLogis North American Properties Fund V	17,153,730	8.01%	701,461,788	99.08%	80.38%	97.70%	90.69%
ProLogis Japan Properties Fund	198,725	0.09%	64,956,563	100.00%	100.00%	100.00%	100.00%

Total ProLogis Property Funds	90,155,952	42.12%	4,913,454,693	96.08%	92.25%	95.80%	93.45%
Total Stabilized Portfolio	214,029,789	100.00%	$9,248,454,616	90.77%	88.51%	91.24%	89.54%

Total Operating Portfolio — By Region

		% of		03/31/03		12/31/02 (D)
	Square	Total	Current
	Feet	Square Feet	Investment	Leased	Occupied	Leased	Occupied

Direct Investment:
Central Region	33,836,697	15.36%	$1,055,706,477	83.67%	82.65%	86.43%	84.99%
Mid-Atlantic Region	28,876,279	13.11%	1,009,716,443	89.84%	87.49%	88.93%	87.28%
Pacific Region	23,381,697	10.61%	960,948,311	90.01%	89.79%	90.62%	89.67%
Southeast Region	35,656,954	16.18%	1,153,724,225	85.31%	84.62%	87.84%	86.66%
Mexico	2,778,842	1.26%	105,150,674	93.04%	88.36%	88.36%	88.36%
Europe (B)	5,647,355	2.56%	361,886,595	16.40%	8.78%	15.36%	15.36%

Total Direct Investment	130,177,824	59.08%	4,647,132,725	83.91%	82.46%	85.54%	84.29%
ProLogis Property Funds (C):
ProLogis European Properties Fund	38,047,988	17.27%	2,565,243,859	95.20%	94.62%	95.55%	92.54%
ProLogis California LLC	13,017,378	5.90%	621,285,068	95.80%	95.64%	92.86%	92.86%
ProLogis North American Properties Fund I	9,406,069	4.27%	375,105,494	96.56%	96.56%	96.56%	96.56%
ProLogis North American Properties Fund II	4,476,670	2.03%	233,864,741	90.56%	90.56%	96.83%	96.83%
ProLogis North American Properties Fund III	4,380,489	1.99%	207,857,747	97.04%	97.04%	97.77%	97.36%
ProLogis North American Properties Fund IV	3,474,903	1.58%	143,679,433	96.30%	96.30%	96.75%	96.52%
ProLogis North American Properties Fund V	17,153,730	7.79%	701,461,788	99.08%	80.38%	97.70%	90.69%
ProLogis Japan Properties Fund	198,725	0.09%	64,956,563	100.00%	100.00%	100.00%	100.00%

Total ProLogis Property Funds	90,155,952	40.92%	4,913,454,693	96.08%	92.25%	95.80%	93.45%
Total Operating Portfolio	220,333,776	100.00%	$9,560,587,418	88.89%	86.47%	89.56%	87.88%

COMMENTS

(A)	The stabilized portfolio at 12/31/02 consisted of 205,794,317 square feet.

(B)	As of March 31, 2003, the operating properties owned by ProLogis in Europe consist primarily of completed developments that are expected to be contributed to ProLogis European Properties Fund or sold to third parties.

(C)	The investment amount represents the entity’s basis in the real estate.

(D)	Total operating portfolio at 12/31/02 consisted of 210,589,627 square feet.

Supplemental Information Page 14

ProLogis

First Quarter 2003
Unaudited Financial Results

Lease Expirations

Total Operating Portfolio — Lease Expirations (A)(B)

	Direct Investment			ProLogis Property Funds

			Percentage of			Percentage of
	Occupied	Annual Base	Total Annual	Occupied	Annual Base	Total Annual
	Square Footage	Rents (C)	Base Rents	Square Footage	Rents (C)	Base Rents

2003(D)	20,355,260	$85,866,264	18.31%	4,446,041	$21,379,428	5.34%
2004	20,111,381	82,465,140	17.59%	5,829,061	27,678,360	6.91%
2005	21,781,352	96,722,184	20.63%	9,660,574	42,897,456	10.71%
2006	13,977,461	62,756,916	13.38%	9,351,285	42,267,612	10.56%
2007	11,742,088	48,379,536	10.32%	7,345,850	34,935,444	8.72%
2008	9,420,330	41,080,476	8.76%	5,635,048	23,850,228	5.96%
2009	3,811,993	17,753,616	3.79%	5,324,656	27,504,504	6.87%
2010	1,523,820	6,958,656	1.48%	4,709,873	23,118,252	5.77%
2011	1,410,402	6,860,076	1.46%	6,371,620	28,391,232	7.09%
2012	1,558,851	8,695,752	1.85%	6,578,388	33,745,560	8.43%
2013	1,152,157	8,239,992	1.76%	4,005,783	13,655,700	3.41%
Thereafter	503,608	3,159,168	0.67%	13,914,402	81,020,376	20.23%

Totals	107,348,703	$468,937,776	100.00%	83,172,581	$400,444,152	100.00%

Top 25 Customers

Total Operating Portfolio — By Annualized Base Rent (A)(E)

Percentage of
Annualized	Number
Rank	Customer Name	Base Rent (F)	of Leases

1	Deutsche Post AG	2.27%	29
2	Exel Logistics	1.83%	16
3	TNT Automotive	1.60%	12
4	Altria Group, Inc.	1.32%	11
5	Unilever	1.30%	5
6	NYK Line (Nippon Yusen Kaisha)	1.24%	9
7	Sears Roebuck and Co	0.90%	14
8	FM Logistic	0.80%	6
9	Pacific Dunlop Holdings USA Inc.	0.64%	2
10	Ahold	0.61%	4
11	ID Logistics France	0.55%	4
12	Hewlett-Packard Company	0.52%	4
13	General Electric Company, Inc.	0.51%	14
14	NOL Group	0.47%	4
15	Freeman Decorating Co, Inc.	0.41%	6
16	FedEx Corporation	0.40%	11
17	Amazon.com, Inc.	0.38%	1
18	Whirlpool Corporation	0.38%	8
19	Iron Mountain, Inc.	0.38%	13
20	Skechers USA, Inc.	0.37%	2
21	RSI Holding Corporation	0.37%	1
22	Gillette (UK) Ltd.	0.36%	2
23	General Services Administration	0.35%	12
24	National Distribution Centers LP	0.35%	6
25	Lear Corporation	0.34%	4

Total	18.65%	(G)	200

COMMENTS

(A)	Includes customers leasing space in properties owned directly by ProLogis and in properties owned by the ProLogis Property Funds.

(B)	Assumes customers do not exercise renewal options.

(C)	Represents annualized base rent at lease expiration. As of March 31, 2003, the average base rent per square foot is $4.14 (Direct Investment) and $4.68 (ProLogis Property Funds).

(D)	Includes amounts leased on a month-to-month basis of 2,002,865 square feet (Direct Investment) and 502,777 square feet (ProLogis Property Funds).

(E)	As of March 31, 2003, ProLogis (including ProLogis Property Funds) had 457 Global 1000 Customers (targeted 1,000 largest users of distribution properties). These customers lease 105,686,627 square feet representing 47.4% of the total operating portfolio as of March 31, 2003.

(F)	Percentage is based on the annualized collected base rent as of March 31, 2003.

(G)	The annualized base rents for the Top 25 customers considering only ProLogis’ Direct Investment properties was 14.75% of ProLogis’ total annualized base rents as of March 31, 2003.

Supplemental Information Page 15

ProLogis

First Quarter 2003
Unaudited Financial Results

Leasing Activity (A)

	Total Leasing Activity (B)		Turnover Costs (C)		Rent Growth (D)		Weighted
Average
	No. of	Square	Square		Square		Tenant
	Leases	Feet	Feet	Cost	Feet	Growth	Retention

First Quarter	346	12,440,485	10,945,015	$1.04	10,809,315	-0.4%	72.9%

Capital Expenditures (E)

	Recurring	Tenant	Leasing		ProLogis'	ProLogis' Share
	Capital	Improvements	Commissions	Total Capital	Ownership	of Total Capital
	Maintenance	(E)	(E)	Expenditures	Percentage	Expenditures

ProLogis	$2,300,426	$6,280,868	$3,011,561	$11,592,855	100%	$11,592,855
ProLogis European Properties Fund	1,058,336	241,448	52,426	1,352,210	29.8%	402,959
ProLogis California LLC	576,702	566,739	192,322	1,335,763	50%	667,882
ProLogis North American Properties Fund I	11,981	—	—	11,981	41.3%	4,948
ProLogis North American Properties Fund II	336	—	19,824	20,160	20%	4,032
ProLogis North American Properties Fund III	47,034	469,476	494,426	1,010,936	20%	202,187
ProLogis North American Properties Fund IV	12,053	1,262	—	13,315	20%	2,663
ProLogis North American Properties Fund V	192,315	32,119	79,417	303,851	14.5%	44,058
ProLogis Japan Properties Fund	—	—	—	—	15%	—

	$4,199,183	$7,591,912	$3,849,976	$15,641,071		$12,921,584

COMMENTS

(A)	Represents leasing activity for distribution space in properties that are directly owned by ProLogis and also those properties that are owned by the ProLogis Property Funds.

(B)	Represents all leases signed during the period, including leases for space in properties that are under development.

(C)	Represents the square feet and associated costs that will be incurred to prepare a space for a new tenant, except for space that is being leased for the first time (i.e., a new development property). Includes the square feet for a lease renewal with the same tenant and associated costs, if any. Includes square feet and associated costs associated with leasing activity for space in properties acquired, if the space was vacant at the date of acquisition. The amount provided is the total turnover costs expected to be incurred on the leases signed during the period and does not represent actual turnover costs for the period. See comment E.

(D)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the ProLogis Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

(E)	Represents actual capital expenditures for the period.

Supplemental Information Page 16

ProLogis

First Quarter 2003
Unaudited Financial Results

Same Store Sales Growth (A)

Percentage Change in

			Net	Adjusted Net
	Rental	Net Rental	Operating	Operating	Average	Rent Growth
	Income (B)	Expenses (C)	Income (D)	Income (E)	Occupancy	(F)

First Quarter	+0.65%	+15.2%	-0.45%	-0.34%	+0.06%	-0.45%

COMMENTS

(A)	A key component of ProLogis’ evaluation of the operating performance of its properties, its management personnel and its individual markets is a “same store” analysis. The same store portfolio of properties is defined by ProLogis as those properties that have been in operation throughout both the first quarter of 2003 and the first quarter of 2002. Of ProLogis’ direct owned operating portfolio of 130,177,824 square feet, 115,767,525 square feet are included in the same store portfolio. Of the operating portfolio owned by the ProLogis Property Funds of 90,155,952 square feet, 65,394,886 square feet are included in the same store portfolio. Same store statistics allow management to evaluate the actual operating performance of its operating portfolio as a consistent population from year to year and eliminates the effects of changes in the composition of the portfolio on performance measures. If a property was owned by ProLogis as of January 1, 2002 and was subsequently contributed to a ProLogis Property Fund such that it was owned by the Property Fund as of March 31, 2003, then the property is included in ProLogis’ same store portfolio.

The percentage change presented is the weighted average of the measure computed separately for ProLogis and each of the ProLogis Property Funds with the weighting based on each entity’s proportionate share of the combined component on which the change is computed. In order to derive an appropriate measure of period to period operating performance, the percentage change computation removes the effects of foreign currency exchange rate movements by computing each property’s components in that property’s functional currency.

(B)	Rental income for the same store portfolio increased for the three months in 2003 as compared to the three months in 2002 resulting in an increase in the net operating income recognized in 2003 for these properties. In computing the percentage change in rental income, the rental income computed under GAAP applicable to the properties included in the same store portfolio is adjusted to remove the net termination fees recognized for each period. Net termination fees represent the gross fee negotiated at the time a customer is allowed to terminate its lease agreement, if such termination can be successfully negotiated, offset by that customer’s rent leveling asset or liability that has been previously recognized under GAAP, if any. Removing the net termination fees for the same store calculations allows ProLogis’ management to evaluate the growth or decline in each property’s rental income without regard to items that are not indicative of the property’s recurring operating performance. Customer terminations are negotiated under specific circumstances and are not subject to specific provisions or rights allowed under the lease agreements.

Net termination fees removed from rental income were $1,089,669 for direct owned properties and $28,080 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2003 and $1,297,715 for direct owned properties and $2,717,009 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2003.

(C)	Net rental expenses for the same store portfolio increased for the three months in 2003 as compared to the three months in 2002 resulting in an decrease in the net operating income recognized in 2003 for these properties. Net rental expenses as presented under GAAP represents property operating expenses offset by the amount of such expenses that have been recovered from customers under provisions of their lease agreements. In computing the percentage change in net rental expenses, the net rental expenses computed under GAAP applicable to the properties in the same store portfolio include property management expenses for ProLogis’ direct owned properties based on the property management fee that has been computed as provided in the individual agreements under which ProLogis’ wholly owned management company provides property management services to each property (generally the fee is based on a percentage of revenues). On consolidation, the net profit or loss of the management company is recognized as part of ProLogis’ net rental expenses reported under GAAP.

(D)	In computing the percentage change in adjusted net operating income, ProLogis computes net operating income as the weighted difference between the rental income balance that is computed as described in comment B and the net rental expenses balance that is computed as described in comment C.

(E)	In computing the percentage change in adjusted net operating income, ProLogis adjusts the net operating income balance that is computed as described in comment D to exclude the amount of straight-lined rents recognized in each period. The straight-lined rents removed from rental income were $681,472 for direct owned properties and $1,507,526 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2003 and $864,615 for direct owned properties and $1,548,530 for properties owned by the ProLogis Property Funds for the three months ended March 31, 2002.

(F)	Represents the leasing activity and associated rent growth for space that has been previously leased by ProLogis and/or the Property Funds. Excludes leasing activity and rent growth for space in properties acquired, if the space was vacant at the date of acquisition.

Supplemental Information Page 17

ProLogis

First Quarter 2003
Unaudited Financial Results

Investment Summary

Three
Months Ended
March 31,
2003

Acquisitions (A):
Direct Acquisitions by ProLogis:
Square feet	3,426,013
Total expected investment of assets acquired	$125,380,336
Percentage leased at acquisition date	83.08%
Dispositions:
Direct Dispositions by ProLogis:
CDFS developed assets:
Square feet	3,372,267
Net sales proceeds	$169,369,996
CDFS acquired assets (A):
Square feet	2,417,257
Net sales proceeds	$84,418,399
Non-CDFS assets:
Square feet	319,881
Net sales proceeds	$38,431,971
Total:
Square feet	6,109,405
Net sales proceeds	$292,220,366

	As of March 31, 2003

	Acres	Investment

Land Held For Development:
Land owned:
North America	1,955	$178,472,837
Europe	609	204,369,286
Asia	—	—

Total land owned	2,564	$382,842,123

Land controlled (LOI/option):
North America	556
Europe	1,551
Asia	11

Total land controlled	2,118

Total land held for development	4,682

COMMENT

(A)	Of the acquisitions in the first quarter of 2003, properties acquired with the intent to contribute the property to a ProLogis Property Fund, including properties that will be rehabilitated and/or repositioned prior to contribution, aggregated 3,275,561 square feet at a total expected investment of $112,048,873.

Supplemental Information Page 18

ProLogis

First Quarter 2003
Unaudited Financial Results

CDFS Business Summary

CDFS Leasing Activity

Three
Months Ended
March 31,
2003

Square feet of new leases signed on CDFS properties (A)	2,365,940
Square feet of new leases signed on CDFS properties (A) to repeat ProLogis customers	1,439,826
Percentage to repeat ProLogis customers	60.9%

Proceeds from CDFS Dispositions/Contributions by Market/Region

	Three
	Months Ended	Percentage
	March 31,	of Total
	2003	Proceeds

North America:
Atlanta, Georgia	$4,895,025	1.93%
Columbus, Ohio	120,850	0.05%
Denver, Colorado	2,460,506	0.97%
Las Vegas, Nevada	4,312,278	1.70%
Los Angeles/Orange County, California	46,748,395	18.42%
Memphis, Tennessee	39,810,003	15.69%
Nashville, Tennessee	10,198,105	4.02%
I-95 Corridor, New Jersey	23,199,925	9.14%
Orlando, Florida	5,035,596	1.98%
San Antonio, Texas	9,493,613	3.74%
St. Louis, Missouri	47,371,135	18.67%
Tampa, Florida	11,477,850	4.52%

	205,123,281	80.83%

Europe:
Central France, France	13,386,552	5.27%
East Midlands, United Kingdom	4,617,776	1.82%
Prague, Czech Republic	16,011,167	6.31%
West Midlands, United Kingdom	14,649,619	5.77%

	48,665,114	19.17%

Total proceeds	$253,788,395	100.00%

Percentage of CDFS proceeds generated by contributions to ProLogis Property Funds	95.46%

COMMENT

(A)	Represents leasing activity for CDFS properties (i.e. leases of distribution space in new development properties and in properties that have been acquired with the intent to contribute the property to a ProLogis Property Fund, including acquired properties that will be rehabilitated and/or repositioned prior to contribution).

Supplemental Information Page 19

ProLogis

First Quarter 2003
Unaudited Financial Results

Development Summary (A)

	March 31,	December 31,	September 30,	June 30,
	2003	2002	2002	2002

Development Starts:
North America:
Square feet	478,400	190,227	1,527,582	2,432,516
Total expected investment	$20,173,930	$7,357,447	$56,324,790	$79,117,608
Cost per square foot	$42.17	$38.68	$36.87	$32.53
Europe:
Square feet	1,121,921	2,351,194	1,494,713	2,783,868
Total expected investment	$47,842,772	$220,662,487	$69,585,361	$159,287,453
Cost per square foot	$42.64	$93.85	$46.55	$57.22
Asia:
Square feet	—	195,475	1,336,017	—
Total expected investment	$—	$28,416,667	$199,103,551	$—
Cost per square foot	$—	$145.37	$149.03	$—
Total:
Square feet	1,600,321	2,736,896	4,358,312	5,216,384
Total expected investment	$68,016,702	$256,436,601	$325,013,702	$238,405,061
Cost per square foot	$42.50	$93.70	$74.57	$45.70
Development Completions:
North America:
Square feet	2,964,399	1,242,303	—	342,773
Total expected investment	$96,750,486	$50,857,917	$—	$15,024,362
Cost per square foot	$32.64	$40.94	$—	$43.83
Leased percentage at completion (B)	94.82%	70.61%	—	100.00%
Leased percentage as of 03/31/03	94.82%	77.28%	—	100.00%
Europe:
Square feet	1,937,573	2,495,574	1,868,703	2,509,945
Total expected investment	$93,988,313	$122,551,712	$108,578,613	$199,489,505
Cost per square foot	$48.51	$49.11	$58.10	$79.48
Leased percentage at completion (B)	53.83%	64.11%	48.46%	24.76%
Leased percentage as of 03/31/03	53.83%	64.11%	65.50%	61.45%
Asia:
Square feet	—	—	198,725	—
Total expected investment	$—	$—	$54,978,415	$—
Cost per square foot	$—	$—	$276.66	$—
Leased percentage at completion (B)	—	—	100.00%	—
Leased percentage as of 03/31/03	—	—	100.00%	—
Total:
Square feet	4,901,972	3,737,877	2,067,428	2,852,718
Total expected investment	$190,738,799	$173,409,629	$163,557,028	$214,513,867
Cost per square foot	$38.91	$46.39	$79.11	$75.20
Leased percentage at completion (B)	78.62%	66.27%	53.41%	33.80%
Leased percentage as of 03/31/03	78.62%	68.48%	68.81%	66.09%
Under Development as of End of Period:
North America:
Square feet	980,949	3,466,948	4,519,024	3,049,735
Total expected investment	$42,789,247	$119,365,803	$162,866,273	$109,109,408
Cost per square foot	$43.62	$34.43	$36.04	$35.78
Europe:
Square feet	3,834,251	4,649,903	4,794,283	5,368,273
Total expected investment	$289,963,978	$336,109,519	$237,998,744	$309,363,108
Cost per square foot	$75.62	$72.28	$49.64	$57.63
Asia:
Square feet	1,531,492	1,531,492	1,336,017	196,476
Total expected investment	$227,520,218	$227,520,218	$199,103,551	$59,271,079
Cost per square foot	$148.56	$148.56	$149.03	$301.67
Total:
Square feet	6,346,692	9,648,343	10,649,324	8,614,484
Total expected investment	$560,273,443	$682,995,540	$599,968,568	$477,743,595
Cost per square foot	$88.28	$70.79	$56.34	$55.46
Construction in Progress:
North America	$21,853,720	$75,354,961	$71,715,385	$26,751,363
Europe (C)	165,890,101	181,552,920	126,288,853	145,751,523
Asia	124,523,192	120,475,885	61,887,859	51,454,561

Total Construction in Progress	$312,267,013	$377,383,766	$259,892,097	$223,957,447

COMMENTS

(A)	ProLogis began consolidating its investment in ProLogis Kingspark as of July 1, 2002. Information presented includes ProLogis Kingspark as if it were consolidated for all periods presented. See note 1 on page 8.

(B)	Represents the leased percentage as of the end of the quarter in which the development was completed.

(C)	At June 30, 2002, in addition to the Construction in Progress balance recorded directly by ProLogis, includes the Construction in Progress balance of ProLogis Kingspark of $62,362,290.

Supplemental Information Page 20

ProLogis

First Quarter 2003
Unaudited Financial Results

Capital Structure
(in thousands)

Debt Outstanding as of March 31, 2003

		Principal Maturities
		of Direct Debt
Direct Principal Outstanding		(excluding Lines of Credit)

Direct Debt:
Senior unsecured notes:
7.00% Notes due 2003	$125,000	2003	$140,898
6.70% Notes due 2004	250,000	2004	314,956
7.05% Notes due 2006	250,000	2005	109,453
7.25% Notes due 2007	135,000	2006	320,165
7.95% Notes due 2008	100,000	2007	331,777
7.10% Notes due 2008	250,000	2008	308,847
8.72% Notes due 2009	112,500	2009	77,557
7.875% Notes due 2009	65,625	2010	35,468
7.30% Notes due 2009	25,000	2011	29,977
5.50% Notes due 2013	300,000
7.81% Notes due 2015	100,000	Thereafter	767,150
9.34% Notes due 2015	50,000	Less discount	(2,281)

8.65% Notes due 2016	50,000
7.625% Notes due 2017	100,000
Less discount	(2,281)

Total senior unsecured notes	1,910,844
Mortgage notes	493,413
Securitized debt	21,084
Assessment bonds	8,626

	2,433,967		2,433,967
Lines of credit (unsecured)	394,335		394,335

Total direct debt	$2,828,302		2,828,302

ProLogis’ share of third party debt of unconsolidated investees:
ProLogis Property Funds (see page 12)	$711,159
ProLogis Kingspark Joint Ventures	37,697
Temperature-controlled distribution company	277

Total share of third party debt of unconsolidated investees	$749,133		749,133

Total			$3,577,435

Market Capitalization as of March 31, 2003

	Shares
	or Equivalents	Market	Market Value
	Outstanding	Price	Equivalents

8.54% Series C Cumulative Redeemable Preferred Shares	2,000	$53.00	$106,000
7.92% Series D Cumulative Redeemable Preferred Shares	10,000	$25.14	251,400
8.75% Series E Cumulative Redeemable Preferred Shares	2,000	$25.85	51,700

	14,000		409,100

Common Shares	178,727	$25.32	4,525,368
Convertible limited partnership units (4,788,000 units)	4,791	$25.32	121,308

	183,518		4,646,676

Total equity			5,055,776
Total debt (including ProLogis’ share of third party debt of unconsolidated investees)			3,577,435

Total market capitalization (including ProLogis’ share of third party debt of unconsolidated investees)			$8,633,211

Supplemental Information Page 21

ProLogis

First Quarter 2003
Unaudited Financial Results

Debt Analysis

Revolving Lines of Credit
(in thousands)

					Weighted
	Total		Outstanding	Remaining	Average
	Commitment		at 03/31/03	Capacity	Interest Rate (A)

ProLogis-North America	$560,000	(B)	$88,393	$471,607	3.25%
ProLogis-Europe	344,045	(C)	192,928	151,117	2.90%
ProLogis-Europe (United Kingdom only)	39,068	(D)	—	39,068	—
ProLogis-Asia	206,632	(E)	113,014	93,618	1.07%

	$1,149,745		$394,335	$755,410	2.46%

Weighted Average Interest Rates and Term to Maturity (F)

		Weighted	Weighted Average
		Average	Term to
	% of Debt	Interest Rate (A)	Maturity (G)

Revolving lines of credit	13.98%	2.46%	n/a
Unsecured term debt	67.77%	7.13%	6.4	years
Secured term debt	18.25%	7.32%	10.6	years

Totals (E)	100.00%	6.51%	7.3	years

Financial Ratios (see note 1 on page 8)

	Three Months Ended	Year Ended
	03/31/03	12/31/02

Interest coverage ratio (H)	4.1	4.2
Fixed charge coverage ratio (I)	3.4	3.5
Total debt to total book assets (including ProLogis’ share of unconsolidated investees) (see pages 10 and 21)	48.7%	47.4%
Total debt to total market capitalization (including ProLogis’ share of unconsolidated investees) (see page 21)	41.4%	40.7%

COMMENTS

(A)	Represents the weighted average base interest rates on borrowings outstanding as of March 31, 2003.

(B)	Total commitment available to ProLogis at March 31, 2003 has been reduced by letters of credit outstanding with the lending bank aggregating $11.2 million at March 31, 2003.

(C)	Represents the U.S. dollar equivalent as of March 31, 2003 of ProLogis’ 325 million euro denominated line of credit.

(D)	Represents the U.S. dollar equivalent as of March 31, 2003 of ProLogis’ 25 million pound sterling denominated line of credit available for borrowing by ProLogis Kingspark. The total commitment available to ProLogis has been reduced by letters of credit outstanding with the lending bank in the currency equivalent of $9.9 million at March 31, 2003.

(E)	Represents the U.S. dollar equivalent as of March 31, 2003 of ProLogis’ 24.5 billion yen denominated line of credit.

(F)	Excludes assessment bonds.

(G)	Calculated as of the beginning of the year on principal amortization from January 1, 2003 through final maturity for debt outstanding as of March 31, 2003.

(H)	Calculated as Funds From Operations before preferred dividends, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs).

(I)	Calculated as Funds From Operations before preferred dividends, interest expense and minority interest divided by interest expense (interest expense excludes capitalized interest and amortization of loan costs) and preferred dividends.

Supplemental Information Page 22

ProLogis

First Quarter 2003
Unaudited Financial Results

Target Markets

North America:

Central Region	Mid-Atlantic Region	Pacific Region	Southeast Region	Mexico

Austin	Chicago	Las Vegas	Atlanta	Juarez
Dallas/Fort Worth	Cincinnati	Los Angeles/Orange County	Charlotte	Monterrey
Denver	Columbus	Phoenix	Chattanooga	Reynosa
El Paso	I-81 Corridor (E. Pennsylvania)	Portland	Ft. Lauderdale/Miami	Tijuana
Houston	I-95 Corridor (New Jersey)	Reno	Memphis
Kansas City	Indianapolis	Salt Lake City	Nashville
Oklahoma City	Louisville	San Francisco-East Bay	Orlando
San Antonio	St. Louis	San Francisco-South Bay	Tampa
Tulsa		Seattle	Washington D.C./Baltimore

Europe:
Belgium Czech Republic France Germany Hungary Ireland Italy The Netherlands Poland Portugal Spain Sweden United Kingdom

Asia:
China Japan

Supplemental Information Page 23